Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Incorporated Location	Holding Company (1) or Subsidiary (2)	Percentage Owned
BCD Shanghai Micro-Electronics Company Limited	China	2	100%
Canyon Semiconductor Inc.	Taiwan	2	50.98%
Diodes (Shanghai) Investment Company Limited	China	1	100%
Diodes Electronic (Shenzhen) Company Limited	China	2	100%
Diodes Fast Analog Solutions Limited	United Kingdom	2	100%
Diodes Holdings UK Limited	United Kingdom	1	100%
Diodes Hong Kong Limited	Hong Kong	1	100%
Diodes Investments Taiwan Co., Ltd	Taiwan	1	100%
Diodes Japan K.K.	Japan	2	100%
Diodes Kaihong (Shanghai) Company Limited	China	2	100%
Diodes Korea Inc	Korea	2	100%
Diodes Semiconductors GB Limited	United Kingdom	2	100%
Diodes Taiwan S.a. r.l	Luxembourg	1	100%
Diodes Taiwan S.a. r.l., Hsinchu Branch (Luxembourg)	Taiwan	2	100%
Diodes Taiwan S.a. r.l., Keelung Branch (Luxembourg)	Taiwan	2	100%
Diodes Taiwan S.a. r.l., Taiwan Branch (Luxembourg)	Taiwan	2	100%
Diodes Technologies Taiwan Co., Ltd.	Taiwan	1	100%
Diodes Technology (Chengdu) Company Limited	China	2	98.02%
Diodes Zetex GmbH	Germany	2	100%
Diodes Zetex Limited	United Kingdom	2	100%
Diodes Zetex Neuhaus GmbH	Germany	2	100%
Diodes Zetex Semiconductors Limited	United Kingdom	2	100%
DiodSent Green Technology Co., Ltd	Taiwan	2	60%
Dyna Image Corp.	Philippines	2	100%
Dyna Image Corporation	Taiwan	2	62.79%
Dyna International Co., Ltd.	British Virgin Islands	1	100%
Dyna International Holding Co., Ltd.	British Virgin Islands	1	100%
Eris Technology Corporation	Taiwan	2	51.07%
Jiyuan Crystal Photoelectric Frequency Technology Co. Ltd.	China	2	49%
Lite-On Microelectronics (Wuxi) Co., Ltd.	China	2	100%
Lite-On Semiconductor (Wuxi) Co., Ltd.	China	2	100%
Lite-On Semiconductor Corp.	Taiwan	2	100%
Lite-On Semiconductor HK Limited	Hong Kong	1	100%
Lyra Semiconductor Incorporated	Taiwan	2	50.01%
Pericom Technology (Shanghai) Company Limited	China	2	100%
Pericom Technology (Yangzhou) Corporation	China	2	100%
PSE Technology (Shandong) Corporation	China	2	100%
PSE Technology Corporation	Taiwan	2	100%
Savitech Corp.	Taiwan	2	55.56%
Shanghai Kaihong Electronic Company Limited.	China	2	95%
Shanghai Kaihong Technology Company Limited	China	2	95%
Shanghai Seeful Electronic Co., Ltd.	China	2	100%
Smart Power Holdings Group Co., Ltd.	British Virgin Islands	1	100%
TF Semiconductor Solutions, Inc	Delaware	2	57.60%
WBG Power Systems (Cayman) Co., Ltd.	Cayman Islands	1	65%
WBG Power Systems (Hong Kong) Co., Ltd.	Hong Kong	2	100%
Yea Shin Technology Co., Ltd.	Taiwan	2	100%